UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2012

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2012, we entered into a Business Financing Modification Agreement (the “Modification Agreement”) with Bridge Bank, National Association (“Bridge Bank”), effective as of December 16, 2012. The Modification Agreement amends the Business Financing Agreement between us and Bridge Bank, dated December 16, 2010, as amended (together with the Modification Agreement, the “Business Financing Agreement”).

The Modification Agreement, among other things, (i) establishes a higher credit limit of $10.0 million for advances made pursuant to the Business Financing Agreement, (ii) permits eligible receivables advances and non-formula advances, but provides a sublimit for non-formula advances of $6.0 million, (iii) extends the maturity date to December 16, 2014, (iv) changes the interest rate to the prime rate (as defined in the Business Financing Agreement) plus 0.50% and (v) amends certain definitions, covenants and financial reporting obligations. Except to the extent specifically amended pursuant to the Modification Agreement, the Business Financing Agreement remains in full force and effect.

The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the Modification Agreement, which is filed herewith as Exhibit 4.8B and incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

4.8B	Business Financing Modification Agreement dated December 21, 2012, by and between Bridge Bank, National Association and Fluidigm Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: December 27, 2012	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.8B	Business Financing Modification Agreement dated December 21, 2012, by and between Bridge Bank, National Association and Fluidigm Corporation.